UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2016 (November 23, 2016)

YRC Worldwide Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-12255	48-0948788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas		66211
(Address of Principal Executive Offices)		(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 18, 2016, James G. Pierson, the Executive Vice President and Chief Financial Officer of YRC Worldwide Inc. (the “Company”) resigned effective December 31, 2016. This Form 8-K/A is being filed by the Company to amend the Current Report on Form 8-K filed on November 23, 2016 (the “Original Report”), solely to provide new disclosures required by Item 5.02 of the Form 8-K that were not previously available or filed with the Original Report. Except as provided herein, the disclosures made in the Original Report remain unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

To ensure an orderly and full transition of the Chief Financial Officer role, Mr. Pierson will serve as a consultant for a period of six months subsequent to the effective date of his resignation. To memorialize the terms of Mr. Pierson’s resignation and his consultant obligations, the Company and Mr. Pierson entered into a General Release and Post-Employment Consulting Agreement on December 30, 2016 (the “Consulting Agreement”). The Consulting Agreement provides that upon Mr. Pierson’s separation from employment and subject to his compliance with the terms of the Consulting Agreement, he will remain entitled to (i) 16,650 performance share units which were previously granted and earned for 2015 performance that are scheduled to vest in February 2017; (ii) 26,452 restricted shares that were previously granted and are scheduled to vest in February 2017; and (iii) that portion of performance stock units that may be earned for calendar year 2016 and are scheduled to vest and settle in cash in February 2017, if any, pursuant to Mr. Pierson’s Performance Stock Unit Award Agreement dated February 26, 2016. All of Mr. Pierson’s unvested shares of restricted stock and performance units that are scheduled to vest subsequent to February 2017 will be forfeited upon separation. If Mr. Pierson fails to perform under the Consulting Agreement before any shares of restricted stock or performance units vest, then Mr. Pierson will forfeit any right to receive those shares of restricted stock and performance units. If Mr. Pierson fails to perform under the Consulting Agreement before termination of the consulting period, but after the vesting of any shares of restricted stock, Mr. Pierson will be required to forfeit and/or repay the Company for any such restricted stock.

The Consulting Agreement includes a customary release and waiver of claims and incorporates by reference the customary confidentiality, non-competition, non-disparagement and non-solicitation provisions of Mr. Pierson’s December 30, 2014 Severance Agreement. The foregoing description is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Consulting Agreement between Jamie G. Pierson and YRC Worldwide Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YRC WORLDWIDE INC.

/s/ James A. Fry
By:	James A. Fry
Vice President, General Counsel and Corporate Secretary

Dated: January 4, 2017